FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Gold Banc Corporation, Inc.
                              GBCI Capital Trust II
           (Exact names of registrants as specified in their charters)

                     Kansas                                48-1008593
                    Delaware                               48-6363196
(States of incorporation or organization)  (I.R.S. Employer Identification Nos.)

11301 Nall Avenue, Leawood, Kansas                           66211
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered

       None                                               Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates:

                  Registration Nos. 333-76623 and 333-76623-01









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Securities to be registered pursuant to Section 12(g)of the Act:

                 % Preferred Securities of GBCI Capital Trust II
         % Junior Subordinated Debentures of Gold Banc Corporation, Inc. Guarantee of Gold Banc Corporation, Inc. of certain obligations under the Preferred Securities
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, included as a part of that certain registration statement (the "Registration Statement") of GBCI Capital Trust II and Gold Banc Corporation, Inc., Registration Nos. 333-76623 and 333-76623-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

         1      Form of Amended and Restated Trust Agreement  *
         2      Form of Junior Subordinated Indenture  *
         3      Form of Guarantee Agreement*

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4(c)(Amended and Restated Trust Agreement), 4(a) (Junior Subordinated Indenture) and 4(e)(Guarantee Agreement) to the registration statement of Gold Banc Corporation, Inc. and GBCI Capital Trust II under the Securities Act of 1933, Registration Nos. 333-76623 and 333-76623-01.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     GOLD BANC CORPORATION, INC.



                                        By: /s/ Keith E. Bouchey
                                      Name: Keith E. Bouchey
                                     Title: Executive Vice President
                                           (Duly authorized representative)
Date: May 6, 1999

                                     GBCI CAPITAL TRUST II



                                      By: /s/ Brian J. Ruisinger
                                          Brian J. Ruisinger, Administrator
                                          (Duly authorized representative)

Date:  May 6, 1999